EXHIBIT 10.82
FIRST AMENDMENT TO THE
UMPQUA BANK
ENDORSEMENT METHOD
SPLIT DOLLAR AGREEMENT
(By and Between UMPQUA BANK and Named Executive)

This First Amendment to the Umpqua Bank Endorsement Method Split Dollar Agreement (“Amendment”) hereby amends the prior Umpqua Bank Endorsement Method Split Dollar Agreement (“Agreement”), previously entered into on February 1, 2024, by and between UMPQUA BANK (“Bank”) and Named Executive (“Insured"). This Amendment hereby amends the Original Agreement by and between the Bank and the Insured as follows:

1.Paragraph 1.1 of the Agreement shall be deleted in its entirety and shall be replaced with the following:

1.1Accelerated Benefit/ Terminal Illness Rider/ Chronic Illness Rider. The term “Accelerated Benefit” shall mean amounts requested and received pursuant to any Policy(ies’) rider permitting the policy owner or Insured access to portions of the eligible death benefit in the event Insured is diagnosed with a “Terminal” or “Chronic” illness.

An Accelerated Benefit may be received through either a “Terminal Illness Rider” (generally requiring that an Insured’s life expectancy is less than 12 months) or a “Chronic Illness Rider” (generally requiring that an Insured is unable to care for themself or requires substantial assistance and that the condition either has/is expected to last for a specified duration). In order to receive any Accelerated Benefit under this Agreement, Insured must qualify as “Terminally” or “Chronically” ill under the terms of and as required by the individual Policy(ies).

2.Section 7 of the Agreement shall be deleted in its entirety and shall be replaced with the following:

7.    ACCELERATED BENEFIT IN THE EVENT OF TERMINAL OR CHRONIC ILLNESS (AS APPLICABLE) AND DIVISION OF CASH SURRENDER VALUE.

A.Terminal Illness. In the event the Policy(ies) provides for such option through a Terminal Illness Rider and Insured satisfies the Policy requirements regarding what it means to be Terminally Ill, then provided that Insured has not yet Separated From Service, they shall have the right to request (in writing) and receive from the Policy(ies) an amount up to the benefit specified in Paragraph

6A; however, this amount shall be subject to any further limitation imposed by the Policy(ies) itself.

Insured shall have no ability to access the Terminal Illness Rider after they have Separated From Service.

B.Chronic Illness. In the event the Policy(ies) provides for such option through a Chronic Illness Rider and Insured satisfies the Policy requirements regarding what it means to be Chronically Ill, then Insured must satisfy at least one of the following in order to have the right to request (in writing) and receive amounts pursuant to the Chronic Illness Rider:

(i) Insured has not Separated From Service, OR
(ii) Insured Separates From Service on or after November 1, 2026, for any reason other than a Termination For Cause, OR
(iii) Insured Separates From Service on or after a Change in Control for any reason other than a Termination For Cause, OR
(iv) Insured Separates From Service prior to November 1, 2026, due to a Termination Without Cause, OR
(v)    Insured Separated From Service under a qualifying retirement where qualifying retirement is defined as the Insured’s combined total of age plus service (both in whole years) being greater than or equal to Seventy-Five (75), OR
(vi)    Insured Separates From Service as a result of becoming Disabled.

In the event the forgoing requirements are satisfied, then subject to any further limitation on amounts imposed by the Policy(ies) itself, Insured shall have the right to request (in writing) and receive from the Policy(ies), an amount which does not exceed Five Hundred Thousand Dollars ($500,000).

C.Any Accelerated Benefit paid to the Insured hereunder shall be deducted from any amounts to which Insured or their Beneficiary(ies) is (or may be) entitled pursuant to the provisions of Paragraph 6 of the Split Dollar Agreement.

D.Neither Employer nor Corrigan & Company (PFIS) make any representations or warranties about the tax consequences of such a request for accelerated or living benefits.

In addition, and subject to the forgoing, at all times prior to the Insured’s death, the Bank shall be entitled to an amount equal to the Policy(ies)’s cash value, as that term is defined in the Policy(ies) contract, less any Policy loans, accelerated benefits and unpaid interest or cash withdrawals previously incurred by the Bank and any applicable surrender charges. Such cash value shall be determined as of the date of surrender or death as the case may be.

3.Paragraph 9B of the Agreement shall be deleted in its entirety and shall be replaced with the following:

B.    Right to Receive an Accelerated Benefit. If Insured has either requested an Accelerated Benefit prior to Separating From Service or if they have retained the right to receive an Accelerated Benefit after Separating From Service, then this Agreement shall terminate in its entirety only upon either (i) the mutual written agreement of the Bank and Insured, or (ii) upon Insured requesting and receiving an Accelerated Benefit in the full amount they are (or may be) entitled to receive pursuant to the provisions of Section 7 above.

To the extent that any paragraph, term, or provision of the Agreement is not specifically amended herein, or in any other amendment thereto, said paragraph, term, or provision shall remain in full force and effect as set forth in said Agreement.

IN WITNESS WHEREOF, the Insured and a duly authorized Bank officer have signed this Amendment as of the written date.

  UMPQUA BANK

________________________________
Authorized Bank Officer Signature

________________________________
Authorized Bank Officer Title

 Date: ______________________

INSURED

_________________________________
Insured- Signature

Date: ____________________

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